Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-283536 on Form S-1, Registration Statement No. 333-275648 on Form S-4, and Registration Statement Nos. 333-234079, 333-234081, 333-258715, 333-263625, 333-273885, and 333-283615 on Form S-8 of our reports dated June 26, 2025, relating to the financial statements of Powerfleet Inc. and the effectiveness of Powerfleet Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended March 31, 2025.

/s/ Deloitte & Touche
Johannesburg, South Africa
June 26, 2025